UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
2.375% Notes due 2021	MDLZ21	The Nasdaq Stock Market LLC
1.000% Notes due 2022	MDLZ22	The Nasdaq Stock Market LLC
1.625% Notes due 2023	MDLZ23	The Nasdaq Stock Market LLC
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Timothy Cofer’s last day as Executive Vice President and Chief Growth Officer of Mondelēz International, Inc. (the “Company”) will be August 31, 2019.

On August 26, 2019, one of the Company’s wholly-owned subsidiaries, Mondelēz Global LLC (“Mondelēz Global”), entered into a separation agreement (the “Agreement”) with Mr. Cofer. Under the Agreement, Mr. Cofer’s last day of employment with Mondelēz Global is August 31, 2019 (“Last Day Worked”).

In exchange for entering into the Agreement, Mr. Cofer will receive a cash severance benefit equal to his current monthly base salary for each month from September 1, 2019 through and including August 31, 2020 (a total of $875,000). Mr. Cofer will receive a pro-rated 2019 Management Incentive Program award based on the number of days worked from January 1, 2019 through the Last Day Worked to be paid based on actual performance against pre-defined goals for both the individual and Company performance components.

Consistent with all other employees impacted by the recent restructuring program, following Mr. Cofer’s Last Day Worked, he will vest in unvested outstanding stock options on a pro rata basis based on the number of months Mr. Cofer was actively employed by Mondelēz Global during the vesting period; Mr. Cofer will forfeit all other unvested outstanding stock options. He will also vest in a prorated award of his outstanding performance share units based on the actual performance of the Company as measured against pre-defined targets and as determined by the Human Resources and Compensation Committee of the Board of Directors. Vesting for Mr. Cofer will be based on the number of months of participation from the beginning of the applicable performance cycle through the Last Day Worked. Mr. Cofer will forfeit all other unvested outstanding performance share units and will not be eligible for a 2020 performance share unit grant. Mr. Cofer will forfeit the entire deferred stock unit retention grant made in August 2017 and will not be eligible for any other deferred stock unit grants.

In addition to the equity vesting treatment provided in the Agreement, the compensation and benefits provided in the Agreement are provided pursuant to the terms and conditions of the Mondelēz Global LLC Severance Pay Plan for Salaried Exempt Employees.

The Agreement provides for a release of claims as well as other restrictive covenants and is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended.

The forgoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Separation Agreement and General Release between Mondelēz Global LLC and Timothy Cofer, dated August 26, 2019.

104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Jeffrey S. Srulovitz
Name:	Jeffrey S. Srulovitz
Title:	Vice President & Chief of Global Governance and Corporate Secretary

Date: August 30, 2019